Exhibit 10.18

SECOND AMENDMENT TO OFFICE LEASE

This SECOND AMENDMENT TO OFFICE LEASE (this “Second Amendment”) is made and entered into as of the 19th day of November, 2010, by and between OAKLAND PROPERTY LLC, a Delaware limited liability company (“Landlord”), and BRIGHTSOURCE ENERGY, INC., a Delaware corporation (“Tenant”).

R E C I T A L S :

A. Landlord and Tenant entered into that certain Office Lease dated November 7, 2007 (the “Office Lease”), as amended by that certain First Amendment to Office Lease dated May 24, 2010 (the “First Amendment”) (the Office Lease and First Amendment shall collectively be referred to herein as the “Lease”), whereby Landlord leased to Tenant and Tenant leased from Landlord those certain premises (the “New Existing Premises”) consisting of (i) approximately 9,727 rentable square feet of space commonly known as Suite 2150 and located on the twenty-first (21st) floor of that certain office building located at 1999 Harrison Street, Oakland, California (the “Building”), and (ii) approximately 5,096 rentable square feet of space commonly known as Suite 2125 and located on the twenty-first (21st) floor of the Building.

B. Tenant desires to expand the New Existing Premises to include that certain space consisting of approximately 5,563 rentable square feet of space commonly known as Suite 2100 and located on the twenty-first (21st) floor of the Building (the “New Expansion Premises”), as delineated on Exhibit A attached hereto and made a part hereof, and to make other modifications to the Lease, and in connection therewith, Landlord and Tenant desire to amend the Lease as hereinafter provided.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Second Amendment.

2. Modification of Premises. Effective as of the date (the “New Expansion Commencement Date”) which is the later to occur of (i) January 1, 2011, and (ii) the date upon which the New Expansion Premises arc “Ready for Occupancy,” as that term is defined in Section 5.1 of the Tenant Work Letter attached hereto as Exhibit B (the “Tenant Work Letter”), Tenant shall lease from Landlord and Landlord shall lease to Tenant the New Expansion Premises. Consequently, effective upon the New Expansion Commencement Date, the New Existing Premises shall be increased to include the New Expansion Premises. Landlord

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and Tenant hereby acknowledge that such addition of the New Expansion Premises to the New Existing Premises shall, effective as of the New Expansion Commencement Date, increase the rentable square footage of the Premises to approximately 20,386.

3. Beneficial Occupancy. In the event the New Expansion Premises are Ready for Occupancy prior to January 1, 2011, Tenant shall have the right to occupy the New Expansion Premises prior to January 1, 2011, provided that (A) Tenant shall give Landlord at least ten (10) days’ prior notice of any such occupancy of the New Expansion Premises, (B) a temporary certificate of occupancy for the New Expansion Premises shall have been issued by the appropriate governmental authorities, (C) certificates of insurance covering Tenant’s occupancy of the New Expansion Premises during such period shall be delivered to Landlord prior to such occupancy, and (D) all of the terms and conditions of the Lease, as amended hereby, shall apply, other than Tenant’s obligation to pay Base Rent and Tenant’s Share of Building Direct Expenses with respect to the New Expansion Premises as though the New Expansion Commencement Date had occurred (although the New Expansion Commencement Date shall not actually occur until the occurrence of the same pursuant to the terms of the first sentence of Section 2 above); provided, however, that Tenant shall be obligated to pay to Landlord all other Additional Rent during such occupancy of the New Expansion Premises.

4. Condition of New Expansion Premises. The taking of possession of the New Expansion Premises by Tenant shall establish that the New Expansion Premises were at such time in good order, condition and repair. Except as specifically set forth in the Tenant Work Letter, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the New Expansion Premises (other than Landlord’s repair and maintenance obligations expressly set forth in the Lease). Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the New Expansion Premises or the Building or with respect to the suitability of the same for the conduct of Tenant’s business.

5. New Expansion Term. Landlord and Tenant acknowledge that Tenant’s lease of the New Existing Premises is scheduled to expire on June 30, 2014 (the “New Lease Expiration Date”), pursuant to the terms of the Lease. Notwithstanding anything to the contrary in the Lease, the term of Tenant’s lease of the New Expansion Premises shall commence on the New Expansion Commencement Date and shall expire coterminously with Tenant’s lease of the New Existing Premises on the New Lease Expiration Date, unless sooner terminated as provided in the Lease, as hereby amended. The period of time commencing on the New Expansion Commencement Date and terminating on the New Lease Expiration Date shall be referred to herein as the “New Expansion Term.”

6. Base Rent.

6.1. New Existing Premises. Notwithstanding anything to the contrary in the Lease, as hereby amended, Tenant shall continue to pay Base Rent for the New Existing Premises in accordance with the terms of the Lease.

6.2. New Expansion Premises. Commencing on the New Expansion Commencement Date and continuing throughout the New Expansion Term, Tenant shall pay to

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Landlord monthly installments of Base Rent for the New Expansion Premises as set forth below, and otherwise in accordance with the terms of the Lease.

Period During New Expansion Term	Annual Base Rent	Monthly Installment of Base Rent	Approximate Monthly Rental Rate per Rentable Square Foot of the New Expansion Premises
New Expansion Commencement Date - June 30, 2011	$183,579.00	$15,298.25	$2.75
July 1, 2011 - June 30, 2012	$188,919.48	$15,743.29	$2.83
July 1, 2012 - June 30, 2013	$194,587.06	$16,215.59	$2.92
July 1, 2013 - June 30, 2014	$200,424.68	$16,702.06	$3.00

Concurrent with Tenant’s execution and delivery of this Second Amendment to Landlord, Tenant shall pay to Landlord the Base Rent payable for the New Expansion Premises for the first full month of the New Expansion Term.

7. Tenant’s Share of Building Direct Expenses.

7.1. New Existing Premises. In connection with the New Existing Premises, Tenant shall continue to pay Tenant’s Share of Building Direct Expenses in accordance with the terms of the Lease.

7.2. New Expansion Premises. Except as specifically set forth in this Section 7.2, commencing on the New Expansion Commencement Date, in connection with the New Expansion Premises, Tenant shall pay Tenant’s Share of Building Direct Expenses which arise or accrue on or after the New Expansion Commencement Date in accordance with the terms of the Lease, provided that (i) Tenant’s Share in connection with the New Expansion Premises shall equal 1.1828%, and (ii) the Base Year in connection with the Expansion Premises shall be the calendar year 2011.

8. Parking. Tenant shall continue to have the parking rights set forth in Article 28 of the Office Lease (as amended by Section 7 of the First Amendment) during the New Expansion Term; provided, however, that effective as of the New Expansion Commencement Date, Tenant shall have the right to rent from Landlord up to an additional five (5) unreserved parking passes in the Project parking facility. Tenant shall pay to Landlord for such unreserved parking passes the prevailing rate charged from time to time at the location of such parking passes. In addition, Tenant shall be responsible for the full amount of any taxes imposed by any

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governmental authority in connection with the renting of such parking passes by Tenant or the use of the Project parking facility by Tenant.

9. Deletion. Landlord and Tenant hereby acknowledge and agree that, effective as of the date hereof, Section 1.2 of the Office Lease and Section 8 of the First Amendment are both hereby deleted in their entirety and of no further force or effect.

10. Letter of Credit. The terms of Article 21 of the Office Lease shall continue to apply (including, without limitation, the terms of Section 21.6 of the Office Lease); provided, however, Landlord and Tenant hereby acknowledge and agree that, effective as of the date hereof, the reduction schedule set forth in Section 21.6 of the Office Lease shall be restated in its entirety, as follows:

Reduction Date	Letter of Credit Amount
Fourth (4th) Anniversary of Lease Commencement Date	$199,889.85
Fifth (5th) Anniversary of Lease Commencement Date	$156,604.70
Sixth (6th) Anniversary of Lease Commencement Date	$129,928.40

11. Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Second Amendment other than Colliers International (the “Broker”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Second Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent, other than the Broker, occurring by, through, or under the indemnifying party. The terms of this Section 11 shall survive the expiration or earlier termination of the Lease, as amended.

[signatures appear on following page]

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12.

13. No Further Modification: Conflict. Except as specifically set forth in this Second Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Second Amendment, the terms and conditions of this Second Amendment shall prevail.

IN WITNESS WHEREOF, this Second Amendment has been executed as of the day and year first above written.

“LANDLORD”				“TENANT”

OAKLAND PROPERTY LLC,				BRIGHTSOURCE ENERGY, INC.,
a Delaware limited liability company				a Delaware corporation

By:	BCSP IV U.S. Investments, L.P.,			By:	/s/ JF Jenkins-Stark
	a Delaware limited partnership				Name:	Jack Jenkins-Stark
	Its: Sole Member				Title:	CFO

	By:	BCSP REIT IV, Inc.,
a Maryland corporation
Its: Sole General Partner

		By:	/s/ Jeremy B. Fletcher		By:	/s/ John Woolard
			Name: Jeremy B. Fletcher			Name: John Woolard
			Title: Senior Managing			Title: CEO
Director

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EXHIBIT A

LAKE MERRITT PLAZA

OUTLINE OF NEW EXPANSION PREMISES

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EXHIBIT B

LAKE MERRITT PLAZA

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the New Expansion Premises, which New Expansion Premises shall be referred to herein as the “Premises”. This Tenant “Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises (i.e., only the New Expansion Premises), in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Sections of “this Amendment” shall mean the relevant portion of Sections 1 through 12 of the Second Amendment to which this Tenant Work Letter is attached as Exhibit B and of which this Tenant Work Letter forms a part, and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portions of Sections 1 through 6 of this Tenant Work Letter.

SECTION 1

CONSTRUCTION DRAWINGS FOR THE PREMISES

Landlord shall construct the tenant improvements in the Premises (i.e., only the New Expansion Premises) (the “Tenant Improvements”) pursuant to that certain space plan and pricing plan prepared by RMW Architecture & Interiors and dated November 8, 2010, a reduced copy of which is attached hereto as Schedule 1 (collectively, the “Approved Space Plan and Pricing Plan”). Immediately following Tenant’s execution of this Amendment, Tenant shall cooperate in good faith with Landlord’s architects and engineers to supply such information necessary to allow the Landlord’s architects and engineers to complete the architectural and engineering drawings for the Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits. Following the full execution and delivery of this Amendment by Landlord and Tenant, Landlord shall cause working drawings to be prepared for the Tenant Improvements, provided that such working drawings shall be consistent with, and a logical extension of, the Approved Space Plan and Pricing Plan (the “Approved Working Drawings”). Notwithstanding any contrary provision of this Tenant Work Letter, the Tenant Improvements shall in any event be constructed using Building standard methods, materials and finishes. Tenant shall make no changes or modifications to the (i) Approved Space Plan and Pricing Plan, (ii) the Tenant Improvements, or (iii) once completed, the Approved Working Drawings, without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion if such change or modification would directly or indirectly delay the completion of the Tenant Improvements in the Premises or increase the cost of designing or constructing the Tenant Improvements.

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SECTION 2

OVER-ALLOWANCE AMOUNT

In the event that after Tenant’s execution of this Amendment, any revisions, changes, or substitutions shall be made to the Approved Space Plan and Pricing Plan, the Approved Working Drawings, or the Tenant Improvements, then any additional costs which arise in connection with such revisions, changes or substitutions shall be paid by Tenant to Landlord immediately upon Landlord’s request as an over-allowance amount (the “Over-Allowance Amount”). Landlord shall disburse the Over-Allowance Amount prior to the disbursement of any portion of Landlord’s contribution to the construction of the Tenant Improvements.

SECTION 3

CONTRACTOR’S WARRANTIES AND GUARANTIES

Landlord hereby assigns to Tenant all warranties and guaranties by the contractor who constructs the Tenant Improvements (the “Contractor”) relating to the Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements.

SECTION 4

TENANT’S COVENANTS

Tenant hereby indemnifies Landlord for any loss, claims, damages or delays arising from the actions of Tenant’s space planner/architect on the Premises or in the Building.

SECTION 5

SUBSTANTIAL COMPLETION OF THE TENANT IMPROVEMENTS:

NEW EXPANSION COMMENCEMENT DATE

5.1 Ready for Occupancy. The Premises (i.e., only the New Expansion Premises) shall be deemed “Ready for Occupancy” upon the Substantial Completion of the Premises (i.e., the New Expansion Premises). For purposes of this Amendment, “ Substantial Completion” of the Premises (i.e., the New Expansion Premises) shall occur upon the completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punch list items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of Contractor.

5.2 Delay of the Substantial Completion of the Premises. Except as provided in this Section 5.2, the New Expansion Commencement Date shall occur as set forth in this Amendment and Section 5.1, above. If there shall be a delay or there are delays in the Substantial Completion of the Premises (i.e., the New Expansion Premises) or in the occurrence of any of the other

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conditions precedent to the New Expansion Commencement Date, as set forth in this Amendment, as a direct, indirect, partial, or total result of (each, a “Tenant Delay”):

5.2.1 Tenant’s failure to timely approve any matter requiring Tenant’s approval;

5.2.2 A breach by Tenant of the terms of this Tenant Work Letter or the Lease, as amended;

5.2.3 Tenant’s request for changes in the Approved Space Plan and Pricing Plan, the Approved Working Drawings, or the Tenant Improvements;

5.2.4 Changes in any of the Approved Space Plan and Pricing Plan, the Approved Working Drawings, or the Tenant Improvements because the same do not comply with applicable laws;

5.2.5 Tenant’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of January 1, 2011 of the Substantial Completion of the Premises (i.e., the New Expansion Premises), as set forth in this Amendment, or which are different from, or not included in, Landlord’s standard improvement package items for the Building;

5.2.6 Changes to the base, shell and core work of the Building required by the Approved Space Plan and Pricing Plan, or the Approved Working Drawings; or

5.2.7 Any other acts or omissions of Tenant, or its agents, or employees;

then, notwithstanding anything to the contrary set forth in the Lease, as amended, or this Tenant Work Letter and regardless of the actual date of the Substantial Completion of the Premises (i.e. the New Expansion Premises), the date of the Substantial Completion of the Premises (i.e., the. New Expansion Premises) shall be deemed to be the date the Substantial Completion of the Premises (i.e., the New Expansion Premises) would have occurred if no Tenant Delay or Delays, as set forth above, had occurred.

SECTION 6

MISCELLANEOUS

6.1 Tenant’s Entry Into the Premises Prior to Substantial Completion. Provided that Tenant and its agents do not interfere with Contractor’s work in the Building and the Premises, Contractor shall allow Tenant access to the Premises prior to the Substantial Completion of the Premises for the purpose of Tenant installing overstandard equipment or fixtures (including Tenant’s data and telephone equipment, work-stations and built-in furniture) in the Premises. Prior to Tenant’s entry into the Premises as permitted by the terms of this Section 6.1, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant’s entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant’s actions pursuant to this Section 6.1.

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6.2 Freight Elevators. Landlord shall, consistent with its obligations to other tenants of the Building, make the freight elevator reasonably available to Tenant in connection with initial decorating, furnishing and moving into the Premises.

6.3 Tenant’s Representative. Tenant has designated Kris Courtney as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required In this Tenant Work Letter.

6.4 Landlord’s Representative. Landlord has designated Mr. Gregory Johnson as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

6.5 Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers retained directly by Tenant shall all be union labor in compliance with the then existing master labor agreements,

6.6 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord’s sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

6.8 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease, as amended, if an event of default as described in the Lease, as amended, or a default by Tenant under this Tenant Work Letter, has occurred at any time on or before the completion of the Tenant Improvements in the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, as amended, Landlord shall have the right to cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Tenant Improvements in the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease, as amended.

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SCHEDULE 1 TO EXHIBIT B

LAKE MERRITT PLAZA

APPROVED SPACE PLAN AND PRICING FLAN

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OCCUPANCY TABLE FOR OFFICE AREA

[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]

EXITING REQUIREMENTS

OCCUPANCY LEGEND

LAKE MERRITT PLAZA

BRIGHTSOURCE
EXPANSION, STE. 2150
1999 HARRISON ST.
OAKLAND, CA

CODE COMPLIANCE
AND EXITING PLAN

A0.2

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